Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Biotricity Inc. on Form S-3 (No. 333-262288, 333-279226, and 333-279284) of our report dated June 26, 2024 relating to the audited consolidated financial statements of Biotricity Inc. for the year ended March 31, 2024 and 2023, which appear in this Form 10-K/A for the year ended March 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Richmond Hill, Ontario, Canada	Authorized to practice public accounting by the
June 27, 2024	Chartered Professional Accountants of Ontario